Registration Nos. 33-63031 and 33-63031-01

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                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

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                                       FORM S-4


                                   AMENDMENT NO. 1
                                          TO

               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ---------------------

                           TEXAS UTILITIES ELECTRIC COMPANY
                (Exact name of registrant as specified in its charter)

                Texas                    4911                     75-1837355
      (State or other jurisdiction  (Primary Standard        (I.R.S. Employer
         of incorporation or           Industrial            Identification
      No.)
           organization)            Classification
                                     Code Number)

                                TU ELECTRIC CAPITAL I
                (Exact name of registrant as specified in its charter)

                     Delaware                      To Be Applied For
           (State of incorporation                 (I.R.S. Employer or
              or organization)                     Identification No.)

                                  1601 Bryan Street
                                 Dallas, Texas  75201
                                    (214) 812-4600

       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

      ROBERT A. WOOLDRIDGE, Esq.    PETER B. TINKHAM    ROBERT  J. REGER,  JR.,
      Worsham, Forsythe &           Texas Utilities     Esq.
      Wooldridge, L.L.P.            Electric Company    Reid & Priest LLP
      1601 Bryan Street             Secretary           40 West 57th Street
      Dallas, Texas                 1601 Bryan Street   New York, New York
      75201                         Dallas, Texas       10019
      (214) 979-3000                75201               (212) 603-2000
                                    (214) 812-4600

          (Names and addresses, including zip codes, and telephone numbers, including area codes, of agents for service)

                                ---------------------

         It is respectfully requested that the Commission send copies of all notices, orders and communications to:

                                STEPHEN K. WAITE, Esq.
                         Winthrop, Stimson, Putnam & Roberts
                                One Battery Park Plaza
                            New York, New York  10004-1490
                                    (212) 858-1000

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                                       PART II.

                        INFORMATION NOT REQUIRED IN PROSPECTUS


          Item 21. Exhibits.

                 Previously Filed*               ______________________
                    With
                    File         As
          Exhibit   Number     Exhibit          _______   _______    _______

          ** 1(a)                       --   Form    of   Dealer    Manager
                                             Agreement.
             3(a)   0-11442    3(a)     --   Restated      Articles      of
                                             Incorporation of the Company
                    Form 10-K
                    1993
             3(b)   33-64694   4(c)     --   Bylaws  of  the  Company,   as
                                             amended.
          ***3(c)                       --   Trust  Agreement  relating  to
                                             the Preferred Securities.
             4(a)                       --   Form  of Amended  and Restated
                                             Trust  Agreement  relating  to
                                             the Preferred Securities.
             4(b)                       --   Form of Indenture relating  to
                                             the     Junior    Subordinated
                                             Debentures.
             4(c)                       --   Form of Guarantee Agreement.
             4(d)                       --   Form  of   Agreement   as   to
                                             Expenses and Liabilities.
             4(e)                       --   Form of Officers'  Certificate
                                             establishing Debentures.
             4(f)                       --   Form of Preferred Securities.
          ** 4(g)                       --   Form of Letter of Transmittal
             5(a)                       --   Opinion of Worsham, Forsythe &
                                             Wooldridge,   L.L.P.,  General
                                             Counsel for the Company.
            5(b)
           and 8                        --   Opinion of Reid &  Priest LLP,
                                             of counsel to the Company.
             5(c)                       --   Opinion of  Richards, Layton &
                                             Finger,    Special    Delaware
                                             Counsel to the Company  and TU
                                             Electric Capital.
            12(a)                       --   Computation   of   Ratio    of
                                             Earnings  to Fixed  Charges of
                                             the Company.
            12(b)                       --   Computation   of   Ratio    of
                                             Earnings to  Fixed Charges and
                                             Preferred  Dividends  of   the
                                             Company.
         ***15                          --   Letter  of  Deloitte &  Touche
                                             LLP     regarding    unaudited
                                             condensed   interim  financial
                                             information.
         ***23(a)                       --   Independent Auditors' Consent.
            23(b)                       --   Consents of Worsham,  Forsythe
                                             &  Wooldridge, L.L.P.,  Reid &
                                             Priest   LLP   and   Richards,
                                             Layton &  Finger are contained
                                             in  Exhibits  5(a),  5(b)  and
                                             5(c), respectively.
         ***24                          --   Power of Attorney.
         ***25(a)                       --   Statement on Form  T-1 of  The
                                             Bank of New York.
         ***25(b)                       --   Statement on Form  T-1 of  The
                                             Bank of New York.
         ***25(c)                       --   Statement on Form  T-1 of  The
                                             Bank of New York.
          **99(a)                       --   Form    of    Exchange   Agent
                                             Agreement.
          **99(b)                       --   Form  of  letter  to  Brokers,
                                             Dealers,   Commercial   Banks,
                                             Trust   Companies   and  Other
                                             Nominees.
          **99(c)                       --   Form  of letter  from Brokers,
                                             Dealers,   Commercial   Banks,
                                             Trust   Companies   and  Other
                                             Nominees to their clients.
          **99(d)                       --   Form  of Notice  of Guaranteed
                                             Delivery.
          **99(e)                       --   Form of letter  to Holders  of
                                             Depositary Shares.
          **99(f)                       --   Form    of    Guidelines   for
                                             Certification    of   Taxpayer
                                             Identification    Number    on
                                             Substitute Form W-9.
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          *Incorporated herein by reference.
          **To be filed by amendment.
          ***Filed with Registration Nos. 33-63031 and 33-63031-01

                                         II-3


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                                      SIGNATURES

            The registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and State of New York, on the 18th day of October, 1995.


                                               Texas Utilities Electric Company
                                               By   /s/ Robert J. Reger, Jr.
                                                 ----------------------------
                                                    Robert J. Reger, Jr.
                                                    (Attorney-in-Fact)


         This amendment to the registration statement has been signed below by the following persons in the capacities and on the date indicated.

           Signatures                     Title                   Date
           ----------                     -----                   ----
           Erle Nye*
       ------------------------      Principal Executive     October 18, 1995
       (Erle Nye, Chairman of        Officer and Director
       the Board and Chief
       Executive)

           H. Dan Farell*
       -------------------------     Principal Financial     October 18, 1995
       (H. Dan Farell, Senior        Officer and Director
       Vice President)

           Marc D. Moseley*
       -------------------------     Principal Accounting    October 18, 1995
       (Marc D. Moseley,             Officer
       Controller)


           T. L. Baker               Director*               October 18, 1995
           J. S. Farrington          Director*               October 18, 1995
           H. Jarrell Gibbs          Director*               October 18, 1995
           John U. Martin            Director*               October 18, 1995
           Michael D. Spence         Director*               October 18, 1995
           W. M. Taylor              Director*               October 18, 1995
           E. L. Watson              Director*               October 18, 1995

       *By:   /s/ Robert J. Reger, Jr.
       -------------------------------                       October 18, 1995
       Robert J. Reger. Jr.
       (Attorney-in-Fact)


                                      SIGNATURES
            The registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and State of New York, on the 18th day of October 1995.

                                       TU Electric Capital I

                                       By:  /s/Robert J. Reger, Jr.
                                          ------------------------------------
                                              Robert J. Reger, Jr.
                                              (Attorney-in-Fact)


                                    EXHIBIT INDEX

            Exhibit
            -------

             4(a)     --   Form  of  Amended   and  Restated  Trust   Agreement
                           relating to the Preferred Securities.
             4(b)     --   Form   of   Indenture   relating   to   the   Junior
                           Subordinated Debentures.
             4(c)     --   Form of Guarantee Agreement.
             4(d)     --   Form of Agreement as to Expenses and Liabilities.
             4(e)     --   Form    of   Officers'    Certificate   establishing
                           Debentures.
             4(f)     --   Form of Preferred Securities.
             5(a)     --   Opinion of Worsham,  Forsythe & Wooldridge,  L.L.P.,
                           General Counsel for the Company.
             5(b)
             and 8    --   Opinion  of Reid  &  Priest LLP,  of counsel  to the
                           Company.
             5(c)     --   Opinion  of  Richards,  Layton  &   Finger,  Special
                           Delaware  Counsel to  the  Company and  TU  Electric
                           Capital.
            12(a)     --   Computation of Ratio of Earnings to Fixed Charges of
                           the Company.
            12(b)     --   Computation of  Ratio of  Earnings to Fixed  Charges
                           and Preferred Dividends of the Company.
            23(b)     --   Consents of Worsham, Forsythe  & Wooldridge, L.L.P.,
                           Reid &  Priest LLP and Richards, Layton & Finger are
                           contained   in  Exhibits   5(a),   5(b)  and   5(c),
                           respectively.